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                                                            Exhibit 11.4

                                 EARNINGS PER SHARE
                                FULLY DILUTED COMPUTATION
                ($ in millions except share and per share amounts)



                                                            Quarter Ended
                                                             December 31,
                                                          1995         1994
------------------------------------------------------------------------------------
Basis for computation of earnings per
  common and common equivalent shares:
    Earnings from continuing operations                   $ 38.3       $ 35.3
    Deduct dividends on 4 Percent
      cumulative preferred stock                             (.1)         (.1)
                                                          -------      -------
  Earnings from continuing operations
    available to common shareholders                        38.2         35.2
  Discontinued operations                                   19.0          4.5
                                                          -------      -------
  Available for common shareholders                       $ 57.2       $ 39.7
                                                          =======      =======


Number of shares:
  Weighted average shares outstanding                     75,484,367   76,616,993
  Shares issuable upon exercise of stock options,
    net of shares assumed to be repurchased                1,181,659      716,011
                                                          ----------   ----------
                                                          76,666,026   77,333,004
                                                          ==========   ==========



Earnings per common share:
  Continuing operations                                   $  .50       $  .45
  Discontinued operations                                    .25          .06
                                                          -------      -------
  Net earnings                                            $  .75       $  .51
                                                          =======      =======
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